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   As filed with the Securities and Exchange Commission on September 29, 2000
                                                   Registration No. 33-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

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                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

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                          MALAN REALTY INVESTORS, INC.
             (Exact name of registrant as specified in its charter)

                         Michigan                                                   38-1841410
(State or other jurisdiction of incorporation or organization)          (I.R.S. Employer Identification Number)

                              30200 Telegraph Road
                                    Suite 105
                       Bingham Farms, Michigan 48025-4503
                    (Address of principal executive offices)

                              EMPLOYMENT AGREEMENT
                            (Full title of the plan)

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                                                          Copies to:
           Michael K. Kaline                         Kenneth H. Gold, Esq.
     Malan Realty Investors, Inc.                    Miro Weiner & Kramer
    30200 Telegraph Road, Suite 105                        Suite 100
  Bingham Farms, Michigan 48025-4503              38500 North Woodward Avenue
            (248) 644-7110                     Bloomfield Hills, Michigan 48304
 (Name, Address of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

------------------------     ------------        ------------------     ------------------      ----------------
                                                      Proposed             Proposed
                                                       Maximum             Maximum
Title of Securities to       Amount to be         Offering Price Per       Aggregate                Amount of
     be Registered            Registered              Share (1)         Offering Price          Registration Fee
------------------------     ------------        ------------------     ------------------      ----------------
Common Stock, par
value .01 per share             6,550                  $13.25               $86,787.50               $22.91
------------------------     ------------        ------------------     ------------------      -----------------

(1) Pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the registration free and are based upon the average of the high and low prices for the Registrant's common stock on September 26, 2000.


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                                     PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The documents listed below have been filed with the Securities and Exchange Commission (the "Commission") and are incorporated herein by reference:

     (a) the Registrant's Annual Report on Form 10-K for the year ended December 31, 1999;

     (b) the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

     (c) the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000; and

     (d)  the Registrant's Current Report on Form 8-K dated July 24, 2000.

     (e) the description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form S-2 filed with the Commission on March 31, 1998, as amended by a Post Effective Amendment No. 1 filed on June 25, 1998, and any other amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.   DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the shares offered pursuant to this Registration Statement will be passed upon for the Registrant by Miro Weiner & Kramer, 38500 Woodward Avenue, Suite 100, Bloomfield Hills, Michigan 48304. Kenneth H. Gold, a senior member of Miro Weiner & Kramer, is the secretary of the Registrant.


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ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's Amended and Restated Articles of Incorporation ("Articles of Incorporation") provide that a director of the Registrant shall not be liable to the Registrant or its shareholders for monetary damages for breach of the director's fiduciary duty. Under Michigan law, however, a director remains liable to the Registrant or its shareholders for any of the following:


     (i) the amount of a financial benefit received by a director to which he or she is not entitled;

     (ii) intentional infliction of harm on the corporation or its shareholders;

    (iii) a violation of Section 551(1) of the Michigan Business Corporation Act (relating to unlawful payments of dividends); and

     (iv) any intentional criminal act.

     The Registrant's Articles of Incorporation provide for mandatory indemnification by the Registrant of its directors (including directors of subsidiaries) to the fullest extent permitted or not prohibited by existing law or to such greater extent as may be permitted or not prohibited under succeeding provisions of law. The Registrant's Articles of Incorporation provide that the Registrant shall pay the expenses incurred by a director of the Registrant (including a director of a subsidiary) in defending a civil or criminal action, suit, or proceeding involving such person's acts or omissions as a director of the Registrant (or of a subsidiary).

     The Registrant's Articles of Incorporation authorize the Registrant to indemnify any officer of the Registrant (or of a subsidiary), if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant or its shareholders and, with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. Unless ordered by a court, indemnification of an officer shall be made by the Registrant only as authorized in a specific case upon the determination that indemnification of the officer is proper in the circumstances because he or she has met the applicable standard of conduct. Such determination shall be made (i) by majority vote of the directors of the Registrant who are not parties to the action, suit or proceeding, (ii) by independent legal counsel in a written opinion, or (iii) by the shareholders of the Registrant. The Registrant's Articles of Incorporation authorize the Registrant to pay the expenses incurred by an officer in defending a civil or criminal action, suit, or proceeding in advance of the final disposition thereof, upon receipt of an undertaking by or on behalf of such officer to repay the expenses if it is ultimately determined that the person is not entitled to be indemnified by the Registrant. Such undertaking shall be by unlimited general obligation of the person on whose behalf advances are made but need not be secured.

     The Registrant has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Registrant or is liable as a director of the Registrant, or is or was serving, at the request of the Registrant, as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, regardless of whether the Registrant would have the power to indemnify him against such liability.

     The Registrant has purchased a policy of directors' and officers' insurance that insures both

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the Registrant and its officers and directors against expenses and liabilities of the type normally insured against under such policies, including the expense of the indemnifications described above.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS.

     Please see the Exhibit Index immediately following the signature pages of this Registration Statement.

ITEM 9.   UNDERTAKINGS.

     (a)  the undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or the high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 and Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at THAT TIME SHALL BE DEEMED TO BE THE INITIAL BONA FIDE offering thereof.

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               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement RELATING TO THE SECURITIES OFFERED THEREIN, AND THE OFFERING OF SUCH SECURITIES AT THAT TIME SHALL BE DEEMED TO BE THE INITIAL BONA FIDE offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bingham Farms, Michigan, on the 29th day of September 2000.

                                       MALAN REALTY INVESTORS, INC.


                                       By: /s/ Michael K. Kaline
                                           --------------------------------
                                           Michael K. Kaline, President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                Signature                                          Title                                    Date
                ---------                                          -----                                    ----
/s/ Michael K. Kaline                                            President                           September 29, 2000
-------------------------------------------
Michael K. Kaline

/s/ Elliott J. Broderick                                  Chief Accounting Officer                  September 29, 2000
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Elliott J. Broderick

/s/ Paul Gray II                                                 Director                             September 29, 2000
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Paul Gray II

                                                                 Director                             September 29, 2000
/s/ Jill Holup
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Jill Holup

/s/ John P. Kramer                                               Director                             September 29, 2000
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John P. Kramer

/s/ Jeffrey D. Lewis                                             Director                             September 29, 2000
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Jeffrey D. Lewis

/s/ Andrew Miller                                                Director                             September 29, 2000
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Andrew Miller



Elliott J. Broderick hereby signs this Registration Statement on Form S-8 on September 29th, 2000 on behalf of each of the indicated persons for whom he is attorney-in-fact pursuant to a power of attorney filed herein.


*By:     /s/ Elliott J. Broderick
         ---------------------------------------
         Elliott J. Broderick
         Attorney-in-Fact



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                          MALAN REALTY INVESTORS, INC.

                                  EXHIBIT INDEX



    Exhibit                      Title of Exhibit
    -------                      ----------------

     5 Opinion of Miro Weiner & Kramer, counsel to the Registrant, as to the legality of the shares.

     23(a)     Consent of Deloitte & Touche LLP.

     23(b)     Consent of Miro Weiner & Kramer (included in Exhibit 5).

     24(a)-(e) Powers of Attorney.






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